Exhibit 10.68

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”), is entered into as of                         , between Omega Protein Corporation, a Nevada corporation (the “Company”), and                                          (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the 2000 Long-Term Incentive Plan (the “Plan”) to encourage officers, employees, directors and consultants of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders; and

WHEREAS, the Plan provides that such key executives and selected employees may be granted a certain number of Options (as defined in the Plan) to purchase shares of the Common Stock, par value $.01 per share (“Common Stock”), of the Company to provide them with a proprietary interest in the growth of the Company; and

WHEREAS, the Optionee has been selected to receive such award;

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an Option to purchase from the Company                          shares of Common Stock at $             per share. Such shares of Common Stock are hereinafter referred to as the “Option Shares.”

2. The Option granted pursuant to this Agreement may be exercised by the Optionee at any time during the 10-year period beginning on the date of this Option Agreement (“Option Period”), subject to the limitation that said Option shall become exercisable (i) with respect to 33 1/3% of the total number of Option Shares, as of the first anniversary of the date hereof; (ii) with respect to an additional 33 1/3% of the Option Shares, as of the second anniversary of the date hereof; and (iii) with respect to the remaining 33 1/3% of the total Option Shares, as of the third anniversary of the date hereof (it being understood that the right to purchase Option Shares shall be cumulative so that the Optionee may purchase on or after any such anniversary and during the remainder of the Option Period those quantifies of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods). Notwithstanding anything to the contrary contained herein, the Option herein granted shall terminate and be of no further force or effect upon the expiration of the Option Period.

3. The Option granted pursuant to this Agreement may be exercised by the Optionee by giving written notice to the Secretary of the Company setting forth the number of Option Shares with respect to which the Option is to be exercised, which notice shall be accompanied by payment of the full amount of the exercise price for such and any appropriate withholding taxes. If permitted by the Committee, payment may also be by means of tendering Common Stock, another Award, including Restricted Stock valued at Fair Market Value on the date of exercise, securing a loan from the Company or any combination thereof. (All capitalized terms herein are defined in the Plan).

Such notice shall specify the address to which the certificate or certificates for such shares are to be mailed. As promptly as practicable following the receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Option Shares with respect to which such Option has been exercised.

4. In the event that the Optionee’s employment with the Company or a Subsidiary is terminated by the Company other than for Cause (as defined in Paragraph 5) during the Option Period, then any Option granted under this Agreement that have not been exercised and are outstanding as of the time immediately prior to the termination date shall, notwithstanding any contrary provision of the Plan, remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of the Option’s 10-year term, whichever is earlier .

5. In the event that the Optionee voluntarily terminates his or her employment with the Company or a Subsidiary, or if Optionee’s employment is terminated for Cause, any Option granted pursuant to this Agreement shall be forfeited upon the date that the Optionee’s employment is terminated. Termination for “Cause” shall mean (i) the Employee’s final conviction of a felony crime that enriched the Employee at the expense of the Company; or (ii) the Employee has deliberately and intentionally refused to carry out his duties in gross dereliction of those duties and, after receiving written notice to such effect from the Company, has failed to cure the existing problem within five (5) days. For purposes of determining whether Cause has occurred, no act or failure to act on the part of the Employee shall be considered “deliberate and intentional” unless it is taken or omitted to be taken by the Employee in bad faith or without a reasonable belief by the Employee that the Employee’s act or omission was in the best interests of the Company. For the purposes of this Paragraph 5, the term “Company” includes Subsidiaries of the Company.

6. In the event that the Optionee terminates employment during the Option Period by reason of death or total and permanent disability during the Option Period, that portion of the option that has become exercisable pursuant to Paragraph 2 prior to such termination may be exercised by the person or persons entitled thereto under the Optionee’s will or the laws for descent and distribution during the 12-month period beginning on such date but the Option shall terminate at the end of such period.

7. Except as provided herein this Paragraph 7 or in Paragraph 10, no right or benefit under this plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Optionee or the spouse of any Optionee (any such proscribed transaction hereinafter a “Disposition”) and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of any Optionee or other person entitled to such benefits. The foregoing provisions of this Paragraph 7 shall not apply to a domestic relations order awarding any benefits under the plan to the divorced spouse of an Optionee. The foregoing provisions of this Paragraph 7 shall also not apply to an irrevocable Disposition of a right or benefit under this Plan to a “Permitted Assignee,” as defined below, by (i) Optionee (an “Eligible Optionee”), or (ii) a “Permitted Assignee,” as defined below, who has received an assignment from an Eligible Optionee pursuant to this sentence.

a.	Permitted Assignee. The term “Permitted Assignee” shall mean:

(i)	The Eligible Optionee;

(ii)	A spouse of the Eligible Optionee;

(iii)	Any person who is a lineal ascendant or descendant of the Eligible Optionee or the Eligible Optionee’s spouse;

(iv)	Any brother or sister of the Eligible Optionee;

(v)	Any spouse of any individual described in subparagraph (iii) or (iv);

(vi)	A trustee of any trust which, at the applicable time, is 100% Actuarially Held for a Permitted Assignee or Assignees (ad defined in Paragraph 6(c));

(vii)	Any corporation in which, at the applicable time, each class of stock is 100% owned by a Permitted Assignee or Permitted Assignees;

(viii)	Any partnership in which, at the applicable time, each class of partnership interest is 100% owned by a Permitted Assignee or Permitted Assignees; or

(ix)	Any limited liability company or other form of incorporated or unincorporated business organization in which each class of stock, membership or other equity interest is 100% owned by a Permitted Assignee or Assignees.

(b) Subsequent Assignees. This Paragraph 7 shall be fully applicable to all Permitted Assignees, and the provisions of this Paragraph 7 shall be fully applicable to any right or benefit transferred by an Eligible Optionee to any Permitted Assignee as if such Permitted Assignee were an Eligible Participant; provided, however, that no Permitted Assignee shall be deemed an Eligible Optionee for determining the persons who constitute Permitted Assignees under Paragraph 7. Any Permitted Assignee acquiring a right or benefit under this Plan shall execute and deliver to the Committee an Agreement pursuant to which such Permitted Assignee agrees to be bound by all of the terms and provisions of the plan, provided that the failure to execute and deliver such an Agreement shall not be deemed to relieve such Permitted Assignee of the restrictions imposed by the plan. Any attempted Disposition of a right or benefit under this plan in breach of this Paragraph 7, whether voluntary, involuntary, by operation of law or otherwise shall be null and void.

(c). Actuarially Held. In making the determination whether a trust is 100% Actuarially Held for permitted Assignee(s), a trust, at the applicable point in time, is 100% Actuarially Held for Permitted Assignee or Assignees when 100% of the actuarial value of the beneficial interests of the trust, except as provided in the following sentence, are held for a Permitted Assignee or Permitted Assignees. For purposes of making the determination described above, the possibility that an interest in a trust may be appointed pursuant to a special or general power of appointment shall be ignored; provided, that the actual exercise of any such power of appointment shall not be ignored.

8. The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until certificates evidencing such Option Shares shall have been issued by the Company to the Optionee. Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such shares on any matter submitted to the shareholders of the Company. In addition, except as to such adjustments that from time to time be made by the Company or the Committee in accordance with Paragraph 14 of the Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which certificates evidencing such Option Shares shall have been issued by the Company.

9. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with the Option granted pursuant hereto.

10. Upon the acquisition of any Option Shares pursuant to the exercise of the option granted pursuant hereto, the Optionee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement. In addition, the certificates representing any Option Shares purchased upon the exercise of the Option will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

11. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Optionee of the option granted pursuant hereto shall be directed to Omega Protein Corporation, Attention: Secretary, at the Company’s current address. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee’s rights or privileges hereunder.

12. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award may be assigned in accordance with the provisions of Paragraph 7, the term “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

13. Notwithstanding anything to the contrary contained herein, the Optionee agrees that the Optionee will not exercise the Option granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

14. This Option Agreement is subject to the Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated by reference herein. In the event of a conflict between any term or provision contained herein and a term or provision of the plan, the applicable terms and provisions of the Plan shall govern and prevail.

IN WITNESS WHEREOF, this Option Agreement has been executed as of the date first written above.

OMEGA PROTEIN CORPORATION

By:

OPTIONEE:

Name: